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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTION, D.C. 20549

                                   FORM  8-K
                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of  earliest event reported): April 24, 1998


                      PROTEIN POLYMER TECHNOLOGIES,  INC.
             (Exact name of Registrat as specified in its charter)



       Delaware                          0-19724               33-0311631
(State or other jurisdiction of         (Commission          (I.R.S. Employer
incorporation or organization)          File Number)         Identification No.)

    10655 Sorrento Valley Road, San Diego, California              92121
     (Address of principal executive offices)                   (Zip Code)


    Registrants telephone number, including area code:       (619) 558-6064

==============================================================================

This Report contains ___ sequentially numbered pages. The Exhibit Index is at page ___.
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Item 5.    Other Events


     On April 24, 1998 Protein Polymer Technologies, Inc. (the "Company"), (NASDAQ - PPTI) closed on a private placement with a small group of institutional and accredited investors of initially 39,312.50 shares of the Company's Series E Convertible Preferred Stock ("Series E Stock") and warrants to purchase an aggregate of 2,358,750 shares of common stock. The Series E Stock was priced at $100 per share, and the Company received approximately $3.93 million, less approximately $191,000 in estimated expenses.

     Each share of Series E Stock is convertible at any time at the election of the holder into 80 shares of common stock at a conversion price of $1.25 per share, subject to certain antidilution adjustments. No underwriters were engaged by the Company in connection with such issuance and, accordingly, no underwriting discounts were paid. The offering is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and met the requirements of Rule 506 of Regulation D promulgated under the Securities Act. The Company has agreed to register the shares of common stock underlying the Series E Stock and the warrants with the Securities and Exchange Commission within 90 to 120 days after the closing. The Company has agreed to use its best efforts to nominate for election a person selected by the holders of the Series E Stock to its Board of Directors.

     Each share of Series E Stock also received two common stock warrants. One warrant is exercisable at any time for 40 shares of common stock at an exercise price of $2.50 per share, and expires approximately 18 months after the close of the offering; the other warrant is exercisable at any time for 20 shares of common stock at an exercise price of $5.00 per share, and expires approximately 36 months after the close of the offering. In addition, an 18 month warrant to acquire 200,000 common shares exercisable at $2.50 per share and a 36 month warrant to acquire 100,000 common shares exercisable at $5.00 per share has been issued as a finder and document review fee paid to a lead investor.

     In connection with the above private placement, the Company issued 26,420 shares of its Series F Convertible Preferred Stock in exchange for the same number of shares of outstanding Series D Convertible Preferred Stock. The Company's Series F Convertible Preferred Stock is equivalent to the Company's Series E Stock with regard to liquidation preferences. All other terms of the Company's Series F Convertible Preferred Stock remain the same as the Company's Series D Convertible Preferred Stock.

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Item 7.    Financial Statements and Exhibits.



(b)  Pro Forma Financial Information.

     Pursuant to the conditions imposed by Nasdaq regarding the granting of their exception to the shareholder approval requirement in connection with the Company's private placement of Series E Convertible Preferred Stock, the Company is hereby providing the following unaudited pro forma condensed balance sheets as of March 31, 1998. The unaudited pro forma condensed balance sheets give effect to the Series E Convertible Preferred Stock private placement which closed on April 24, 1998. The sole effect of the private placement to the unaudited pro forma condensed statements of operations consisted of interest income totaling $4,762; such statements have been omitted as they are considered immaterial for the purposes of this Form 8-K.

     The unaudited pro forma condensed balance sheets have been prepared by the management of the Company based upon the unaudited financial results as of March 31, 1998, and were prepared in a manner consistent with the audited annual financial statements as of December 31, 1997. The unaudited pro forma condensed balance sheets should be read in conjunction with the historical financial statements and notes thereto, and the narrative sections and notes included herein or incorporated by reference. The pro forma unaudited condensed balance sheets are not necessarily indicative of what the actual financial results would have been had the transactions occurred on or before March 31, 1998, nor are they necessarily indicative of the results to be expected for the year ended December 31, 1998.

                      Protein Polymer Technologies, Inc.
                 Unaudited Pro Forma Condensed Balance Sheets
                             As of March 31, 1998



                                         ACTUAL       PRO FORMA      PRO FORMA
                                       (UNAUDITED)   ADJUSTMENTS       ACTUAL
                                      -----------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents           $   268,155     $3,936,012    $ 4,204,167
  Other current assets                     37,718              -         37,718
                                      -----------     ----------    -----------
Total current assets                      305,873      3,936,012      4,241,885

Equipment and leasehold
  improvements, net                       701,948              -        701,948
Other assets                              186,176              -        186,176
                                      -----------------------------------------
                                      $ 1,193,997     $3,936,012    $ 5,130,009
                                      =========================================

LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current liabilities:
  Accounts payable                    $   545,609     $  111,250    $   656,859
  Other current liabilities               181,453              -        181,453
  Current portion capital lease
    obligations                            85,411              -         85,411
                                      -----------------------------------------
Total current liabilities                 812,473        111,250        923,723

Long-term portion capital lease
  obligations                             161,810              -        161,810

Stockholders' equity:
  Convertible preferred stock,
    $.01 par value                      2,667,403      3,740,000      6,407,403
  Common stock, $.01 par value,
    10,429,094 shares issued
    and outstanding                       104,292            640        104,932
  Additional paid-in capital           22,789,513         79,360     22,868,873
  Deficit accumulated during
    development stage                 (25,341,494)         4,762    (25,336,732)
                                      ------------------------------------------
Total stockholders' equity                219,714      3,824,762      4,044,476
                                      ------------------------------------------
                                      $ 1,193,997     $3,936,012    $ 5,130,009
                                      ==========================================

See accompanying notes to Pro Forma Condensed Financial Statements.

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                      Protein Polymer Technologies, Inc.
               Notes to Pro Forma Condensed Financial Statements

                             As of March 31, 1998

                                  (Unaudited)



The unaudited pro forma condensed balance sheets reflect the impact of the initial private placement of the Company's Series E Convertible Preferred Stock as if it occurred on or before March 31, 1998. The pro forma adjustments as presented are based on the transactional information that follows. Any additional equity investments that may occur are not reflected in these statements.

Unaudited Pro Forma Condensed Balance Sheet Adjustments

     (a) Cash received consists of approximately $3.93 million in equity from the sale of Series E Convertible Preferred Stock to a small group of institutional and accredited individual investors, before estimated expenses of approximately $191,000. Included in these expenses was an estimated $80,000 in compensation paid in the form of 64,000 shares of the Company's common stock.

     (b) Interest income of $4,762 was earned on the funds held in escrow until the required Nasdaq ten day notification period to existing stockholders ended on April 24, 1998.

     (c) As a part of the transaction a holder of 27,317 shares of the Company's Series D Convertible Preferred Stockholders exchanged 26,420 of its shares into Series F Convertible Preferred Stock.

(c)  Exhibits.

Exhibit
Number      Description of Document
--------    -----------------------

  99.1      Press Release of the Registrant dated April 14, 1998.
  99.2      Press Release of the Registrant dated April 28, 1998.

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                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PROTEIN POLYMER TECHNOLOGIES, INC.



Date:   April 30, 1998                   By: /s/ Aron P. Stern
        --------------                       -----------------
                                             Aron P. Stern
                                             Vice President Finance &
                                             Administration and Chief
                                             Financial Officer

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                               INDEX TO EXHIBITS



 Exhibit                                                         Page
  Number      Description of Document                           Number
---------     -----------------------                           ------


   99.1       Press Release of the Registrant                    9 - 11
              dated April 14, 1998.

   99.2       Press Release of the Registrant dated             12 - 13
              April 28, 1998.